FORM OF
                                MONSANTO COMPANY


               1999 NON-QUALIFIED PREMIUM STOCK OPTION CERTIFICATE
                               (NOT TRANSFERABLE)



                  MONSANTO COMPANY, a Delaware corporation (the
                        "Company"), pursuant to action of
                       Monsanto Company's People Committee
                                (the "Committee")


                        hereby grants to (the "Optionee")
                                 (Employee ID )


      as a separate inducement in connection with the Optionee's employment and not in lieu of any salary or other compensation for the Optionee's services, a Non-Qualified Premium Stock Option

            to purchase from the Company shares of its common stock,
               par value $2.00 per share (the "Optioned Shares"),


                            at a price of per share,


  pursuant to and subject to the provisions of the Monsanto Management Incentive Plan of 1996 (the "Plan") and to the Terms and Conditions set forth below, which constitute the entire understanding between the Company and the
                                       Optionee with respect to this Option.


          Option granted as of _______, 1999 (the "Option Grant Date").

                                1999 STOCK OPTION
                              TERMS AND CONDITIONS


1. Option Grant. Monsanto Company, a Delaware corporation (the "Company"), pursuant to authorization by the People Committee of the Company's Board of Directors (the "Committee"), has granted, as of July 1, 1999 (the "Option Grant Date"), to certain specified employees of the Company (each such recipient referred to herein as the "Optionee"), as a separate inducement in connection with the Optionee's employment and not in lieu of any salary or other compensation for the Optionee's services, a Non-Qualified Premium Stock Option to purchase from the Company the number of Shares set forth on such Optionee's 1999 Premium Stock Option Certificate (the "Optioned Shares"), at a per share price equal to $51.00, pursuant to and subject to the provisions of the Monsanto Management Incentive Plan of 1996 (the "Plan") and to these Terms and Conditions, which constitute the entire understanding between the Company and the Optionee with respect to this Option.

2. Definitions. The terms "Termination of Employment", "Fair Market Value" and "Shares" when used herein, shall have the meanings set forth in the Plan.

3. Exercise Rights. The Option shall be exercisable, during the Option term set forth in paragraph 4 and subject to the other terms and conditions hereof, as of the later to occur of (a) the first business day next following a period of ten (10) consecutive trading days during which the Fair Market Value of the of the Optioned Shares equals or exceeds $51.00 per share or (b) March 1, 2001.

4.   Option Term.

     The Option term will expire at the end of the day next preceding ten (10) years from the Option Grant Date (the "Fixed Termination Date"), or on Termination of Employment of the Optionee, whichever shall first occur, provided that, if Termination of Employment occurs on or after the March 1, 2001, the Optionee (or in the event of death, the Optionee's legal representative, beneficiary or transferee pursuant to paragraph 11 hereof) may exercise the Option with respect to the number of shares determined under paragraph 4(b) hereof:

         (a) within twelve (12) months after Termination of Employment (but no later than the Fixed Termination Date) if employment is terminated by the Company and its Subsidiaries, except for cause (as determined by the Committee in the sole but not unreasonable exercise of its judgment);

         (b) within five (5) years after Termination of Employment (but no later than the Fixed Termination Date) if employment is terminated (i) by total and permanent disability (as determined by the Committee in the sole but not unreasonable exercise of its judgment) or (ii) after age 50, except for cause ("Retirement");

         (c) within five (5) years after Termination of Employment (but no later than the Fixed Termination Date) (i) if employment terminates as a result of the death of the Optionee while employed by the Company and its Subsidiaries or (ii) if the Optionee dies after terminating employment as specified in clause (b) above and within five years after the date of Termination of Employment; or

         (d) within three (3) months after Termination of Employment (but no later than the Fixed Termination Date) if employment is voluntarily terminated by the Optionee (excluding Retirement).

Notwithstanding the foregoing, if Termination of Employment is for cause, the Option term will in all cases expire upon Termination of Employment.

5. Method of Exercise. The Option shall be exercised by (a) written notice given to the Company, or its designee (at the address specified by the Company from time to time) specifying the Option Grant Date and the number of shares as to which the Option is being exercised, plus (b) payment to the Company in full for the Shares so specified. Within a reasonable time after exercise of the Option, the Company shall deliver Shares to the Optionee (or in the event of the Optionee's death, to the Optionee's legal representative or transferee pursuant to paragraph 11 hereof) in respect of which the Option shall have been exercised and shall pay all stamp taxes in respect thereof, provided that upon or prior to the issuance of such Shares, provision (as specified by the Company from time to time) shall be made by the Optionee for the payment to the employer of any and all taxes which it shall be required to withhold, in connection with exercise of the Option, by any law or regulation of any government, whether federal, state or local and whether domestic or foreign. Payment may be made by delivery of Shares (or other evidence of ownership of Shares satisfactory to the Company) with a Fair Market Value equal to the Option price as payment.

6. Stockholder Status. The Optionee shall have no rights as a stockholder with respect to any Optioned Shares unless and until the Optionee shall have become the holder of record of such Shares and, subject to the provisions of paragraph 7 hereof, no adjustment shall be made for dividends, ordinary or extraordinary (whether in cash or securities or other property), or other distributions, or other rights in respect of such shares as to which the record date is prior to the date upon which the Optionee shall have become the holder of record thereof.

7.   Share and Price  Adjustment.  Upon the occurrence of any event described in
     Section 4 of Article I of the Plan or in Section 3(d) of Article I of the Plan, the Option (including, without limitation, the price per Share) shall be modified as provided in the Plan. The Optionee shall be notified of any such modifications and any modification, or failure to modify, shall be final and binding upon the Company and the Optionee.

8. Change of Control. For purposes of this Option, "Change of Control" shall mean:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
          (ii) and (iii) of subsection (c) of this paragraph 8; or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
          (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     Immediately following any Change of Control: (a) this Option shall become fully exercisable by the Optionee without regard to satisfaction of the criteria specified in paragraph 3 above; and (b) the applicable period for exercise as set forth in paragraph 4 hereof shall apply whether or not the Change of Control occurs prior to or after March 1, 2001.

9. Employment and Termination. The grant of this Option is a separate inducement in connection with the Optionee's employment and not in lieu of any salary or other compensation for the Optionee's services. Neither the Option nor any provision hereof shall confer any employment right on the Optionee or affect the right of the Optionee's employer to terminate the employment of the Optionee at any time, with or without cause or assigning a reason therefor, and grant of this Option neither implies nor precludes the grant of a stock option in the future.

10. Option Subject to Laws and Regulations. Each exercise of the Option shall be subject to all requirements as to (a) the listing registration or qualification of the Optioned Shares upon any securities exchange on which Shares are listed or under any applicable federal, state or other law, (b) the consent or approval of any governmental body determined by the Company to be necessary or desirable and (c) compliance with any economic stabilization or other government regulation at the time in effect. Anything herein to the contrary notwithstanding, the Option may not be exercised, in whole or in part, unless and until the Company shall have been able to comply with all such requirements and regulations free of any conditions not acceptable to the Company. As a condition to the exercise of the Option, either in whole or in part, the Optionee shall execute such documents and take such action as the Company in its sole discretion deems necessary or advisable to assist the Company in compliance with any such requirements, and Optionee shall comply with all requirements of any regulatory authority having control or supervision.

11. General Provisions. The Option is not transferable by the Optionee otherwise than by will, by the laws of descent and distribution or to a beneficiary designated in writing by the Optionee during his lifetime, and during the lifetime of the Optionee shall be exercisable only by the Optionee.

     In the event the Company's method of accounting for the Option changes in a manner that the Committee in its discretion determines is detrimental to the Company, the Committee may cancel the Option or amend it.

         The validity, interpretation, performance and enforcement of this Option shall be governed by the laws of the State of Delaware without regard to its conflict of law provisions (except for Nonprobate
         Transfers   Laws  to  the  extent   applicable  as  determined  by  the
         Committee).

         Each and every provision of the Option shall be administered, construed and interpreted so that the Option shall in all respects conform to the provisions of the Plan and any provision that cannot be so administered shall be deemed appropriately modified, or, if necessary, disregarded. The Plan and these terms and conditions constitute the entire understanding between the Company and the Optionee with respect to this Option. In no event shall this Option be deemed to be an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.